Exhibit 10.7

EXECUTION VERSION

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of November 17, 2021 (the “Effective Date”) by and among Alpha Capital Holdco Company, an exempted company incorporated with limited liability in the Cayman Islands (“New PubCo”), Semantix Tecnologia em Sistema de Informação S.A., a sociedade anônima organized under the laws of Brazil (the “Company”), Alpha Capital Acquisition Company, an exempted company incorporated with limited liability in the Cayman Islands (“SPAC”) and each of the undersigned parties listed on Schedule A hereto as the holder of Equity Interests (as defined below) (each such party, an “Equity Holder” and collectively, “Equity Holders”), and, as intervening parties, each of the undersigned parties listed on Schedule A hereto as the holder of Options (as defined below) (each such party, an “Optionee” and collectively, “Optionees”). Each of New Pubco, the Company, SPAC and the Equity Holders will individually be referred to herein as a “Party” and, collectively, as the “Parties”.

WHEREAS, each Equity Holder is the legal and beneficial owners of the shares of common or preferred stock of the Company listed next to its name on Schedule A (the “Equity Interests”), collectively with the Options representing 100% (one hundred percent) of the Company’s capital stock on a fully diluted basis;

WHEREAS, prior to the execution of this Agreement, the Company and certain other parties entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement);

WHEREAS, each Optionee is the legal and beneficial owner of the outstanding options listed next to its name on Schedule A (the “Options”) under the Company’s Share Plan, which are or may become vested before the closing of the Transaction set forth in the Business Combination Agreement, collectively representing 100% (one hundred percent) of the Company’s issued and outstanding options or other share-based compensation instruments;

WHEREAS, the execution and delivery of this Agreement by each Equity Holder and each Optionee is a condition to the obligations of New Pubco and SPAC to consummate the transactions contemplated by the Business Combination Agreement pursuant to the terms thereof;

WHEREAS, in consideration for the benefits to be received directly or indirectly by the Equity Holder and the Optionee in connection with the transactions contemplated by the Business Combination Agreement and as a material inducement to SPAC and New PubCo agreeing to enter into and consummate the transactions contemplated by the Business Combination Agreement, each Equity Holder agrees to enter into this Agreement and to be bound by the agreements, covenants and obligations contained in this Agreement; and

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and each Equity Holder agree as follows:

ARTICLE I

OBLIGATIONS

1.1.     Newco Formation. As soon as practicable after the date hereof and in any event prior to the First Effective Time (as defined in the Business Combination Agreement), each Equity Holder shall take, or cause to be taken, any and all actions necessary to form an exempted company incorporated with limited liability in the Cayman Islands (“Newco”), the sole shareholders of which shall be the Equity Holders in the proportions set forth next to each Equity Holder’s name on Schedule B.

1.2.     Newco Joinder. Promptly after the formation of Newco pursuant to the immediately preceding Section 1.1 and in any event prior to the First Effective Time, each Equity Holder shall take, or cause to be taken, any and all action necessary for Newco to become a party to the Business Combination Agreement and this Agreement by executing and delivering the Newco Joinder.

1.3.     Contribution.

a)

Each Equity Holder shall, prior to the First Effective Time (and in any event at or prior to the times required under the Business Combination Agreement), contribute, assign, transfer, convey and deliver to Newco all of such Equity Holder’s right, title and interest in and to the Equity Interests set forth next to its name on Schedule A, free and clear of any mortgage, pledge, security interest, conditional sale or other title retention agreement, encumbrance, lien, easement, option, debt, charge, claim or restriction of any kind except as disclosed on Schedule A, directly or indirectly, (the “Contribution”) and, in exchange for the Contribution, each Equity Holder, or its respective wholly owned subsidiary in case the Contribution is delivered indirectly, shall receive the ordinary shares of Newco (“Shares”), at the exchange ratio 1:1 (one stock issued by the Company per one single class ordinary Share), as set forth next to its name on Schedule B. At completion of the Contribution in accordance with the terms hereof, Newco shall deliver to each Equity Holder a copy of the register of members of Newco showing each Equity Holder as the registered holder of the Shares set forth opposite the name of such Equity Holder on Schedule B.

b)

Each Equity Holder hereby agrees to execute and deliver all agreements, documents or instruments, take, or cause to be taken, all actions and provide, or cause to be provided, all additional information or other materials as may be necessary or advisable, in each case, as reasonably determined by the Company or as required by applicable Law, in connection with, or otherwise in furtherance of, the Contribution, including without limitation (i) the execution of the instrument of transfer of each Equity Holder’s right, title and interest to Newco at the Company’s Share Transfer Book (Livro de Transferência de Ações); and (ii) the performance of the applicable foreign exchange transactions required for the Contribution and payment of the IOF/FX tax due. Without limiting the foregoing, at completion of the Contribution in accordance with the terms hereof, the Company shall deliver to Newco, with a copy to SPAC, a copy of the local corporate documents of the Company showing Newco as the registered holder of the Equity Interests, including without limitation (i) the annotation of the transfer of each Equity Holder’s right, title and interest in and to the Equity Interests in the Company’s Share Registry Book (Livro de Registro de Ações Nominativas), and the Company’s Share Transfer Books (Livro de Transferência de Ações); and (ii) the report of the Company’s registries at the RDE-IED (Brazilian Central Bank registration for foreign investments), updated upon Contribution to reflect the change of Equity Holder.

c)

Upon the Contribution, each Equity Holder shall cease to have any rights with respect to the Equity Interests, except the right to receive, hold and have title to the Shares as provided herein. All Shares to be issued in exchange for Equity Interests shall be free and clear of any mortgage, pledge, security interest, conditional sale or other title retention agreement, encumbrance, lien, easement, option, debt, charge, claim or restriction of any kind and shall be deemed to have been issued in full satisfaction of all rights pertaining to the Equity Interests.

d)

For the avoidance of doubt, in the event of any equity dividend or distribution, or any change in the equity interests of the Company or Newco by reason of any equity dividend or distribution, equity split, reverse stock-split, consolidation of shares, recapitalization, combination, conversion, exchange of equity interests or the like (including the transactions contemplated by the Pre-Closing Exchange), the term “Equity Interests” shall be deemed to refer to and include the Equity Interests as well as all such equity dividends and distributions and any securities into which or for which any or all of the Equity Interests may be changed or exchanged or which are received in such transaction (including the Shares received as result of the consummation of the Contribution pursuant to this Agreement).

1.4.    Proxy.

a)

Without limiting any other rights or remedies of the Company, for all purposes of this Agreement, each Equity Holder hereby appoints the Company, and any of its designees, and each of them individually, as its proxies, agents and attorneys-in-fact, with full power of substitution and resubstitution, to the sign the applicable foreign exchange transactions required for the Contribution and to vote or act by written consent during the term of this Agreement with respect to the matters set forth herein in the name and in the stead of such Equity Holder, including to attend on behalf of such Equity Holder any meeting of the Equity Holders with respect to this Agreement, to include the Equity Interests in any computation for purposes of establishing a quorum at any such meeting of the Equity Holders, to vote (or cause to be voted, as applicable) the Equity Interests or consent or approve (or withhold consent or approval, as applicable) with respect to any of the Corporate Approvals in connection with any meeting of the Equity Holders, any action by written consent or any other approval by the Equity Holders. For this purpose, each Equity Holder hereby also grants to the Company a power of attorney in the form of Schedule C. This proxy and power of attorney is given to secure the performance of the duties of the Equity Holder under this Agreement. Each Equity Holder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy.

b)

This proxy and power of attorney is hereby granted by Equity Holder pursuant to the terms of articles 653 and 685 of the Brazilian Civil Code (Law no. 10,406/2002) and shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, is granted in consideration for the Company entering into the Business Combination Agreement and agreeing to consummate the transactions contemplated thereby and shall revoke any and all prior proxies granted by Equity Holder with respect to the Equity Interests. The power of attorney granted by Equity Holder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Equity Holder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

c)

The Company agrees, pursuant to the powers of attorney granted to the Company pursuant to this Agreement, in connection with and to facilitate the consummation of the Pre-Closing Exchange, to the extent necessary or advisable, to make, execute, acknowledge and deliver all such other agreements, documents and instruments necessary or advisable to consummate the Pre-Closing Exchange and, in general, to do any and all things and to take any and all actions necessary or advisable in connection with or to carry out the Pre-Closing Exchange on behalf of the Equity Holders, in each case subject to the terms and conditions of the Business Combination Agreement.

d)

Notwithstanding anything in this Agreement to the contrary, none of the provisions of this Section 1.4 shall apply to Crescera Growth Capital Master Fundo de Investimento em Participação - Multiestratégia or to Fundo de Investimento em Participações Multiestratégia Inovabrá I – Investimento no Exterior (collectively, the “Growth Investors”), each in their capacity as Equity Holder, and that no such proxy and power of attorney shall be granted hereunder by any of the Growth Investors in favor of the Company.

1.5.    Further Assurances. During the term of this Agreement, each Equity Holder and Optionee agrees that it shall not take any action that would reasonably be expected to prevent, impede, interfere with or adversely affect any Equity Holder’s and/or the Company’s ability to perform its obligations under this Agreement, except as expressly contemplated by this Agreement. Each Equity Holder hereby agrees to promptly execute and deliver all additional agreements, documents or instruments, take, or cause to be taken, all actions and provide, or cause to be provided, all additional information or other materials as may be necessary or advisable in connection with, or otherwise in furtherance of, the transactions contemplated by the Business Combination Agreement or this Agreement.

1.6.    Termination of Shareholders’ Agreement. Despite the completion of the Contribution set forth in this Agreement, the Company’s shareholders’ agreement currently in place shall remain in full force, mutatis mutandi, until the Closing is consummated. For purposes of clarification, until the Closing is consummated and after the Contribution, the terms and conditions of the Shareholder’s Agreements will be performed by and applicable to the Newco that succeeded the Equity Holder due to the Contribution.

1.7.    Transfers of Equity Interests Prior to Closing. Except as expressly contemplated by the Business Combination Agreement or this Agreement or with the prior written consent of SPAC (such consent to be given or withheld in its sole discretion), from and after the date hereof until the earlier of the Closing or the termination of the Business Combination Agreement in accordance with its terms, each Equity Holder agrees not to (a) Transfer any of the Equity Interests, (b) enter into any option, warrant, purchase right or other contract that could (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require the Equity Holder to Transfer any of the Equity Interests, or (c) take any actions in furtherance of any of the matters described in the foregoing clauses (a) or (b). Notwithstanding the foregoing or anything to the contrary herein, the foregoing restrictions shall not prohibit a Transfer (i) if such Equity Holder is not an individual or a trust, to any of its Affiliates, or (ii) if such Equity Holder is an individual or a trust, (A) by virtue of laws of descent and distribution upon death of the individual, (B) pursuant to a qualified domestic relations order or (C) to any member of such Equity Holder’s immediate family or any trust for the direct or indirect benefit of such Equity Holder or the immediate family of such Equity Holder; provided, however, that (x) such Equity Holder shall, and shall cause any such transferee of his, her or its Equity Interests, to enter into a written agreement, in form and substance reasonably satisfactory to SPAC, agreeing to be bound by this Agreement (including, for the avoidance of doubt, all of the covenants, agreements and obligations of such Equity Holder hereunder and which agreement will include, for the avoidance of doubt, the making of all of the representations and warranties of such Equity Holder set forth in Article II with respect to such transferee and his, her or its Equity Interests received upon such Transfer, as applicable) prior and as a condition to the occurrence of such Transfer, and (y) no such Transfer will relieve such Equity Holder of any of its covenants, agreements or obligations hereunder with respect to the Equity Interests so transferred, unless and to the extent actually performed, or will otherwise affect any of the provisions of this Agreement (including any of the representations and warranties of such Equity Holder hereunder). For purposes of this Agreement, (a) “Transfer” shall mean the (i) direct or indirect transfer, sale or assignment of, offer to sell, contract or any agreement to sell, hypothecate, pledge, encumber grant of any option to purchase or otherwise dispose of, either voluntarily or involuntarily, or any agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (b)(i) or (b)(ii); (b) “immediate family” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the applicable party hereto; (c) “affiliate” means, with respect to any individual or legal entity, a legal entity that Control, is Controlled by, or is under the same Control of that individual or legal entity; and (d) “Control” shall have the meaning defined in the Brazilian Corporations Law (Law No. 6,404/76)

1.8.    Release. Upon Contribution and receipt of the Shares, each Equity Holder and Optionee on behalf of himself, herself or itself, his, her or its affiliates and each of their respective assigns, heirs beneficiaries, creditors, representatives and agents hereby irrevocably and irreversibly waives, releases and discharges the Company and their respective present and former affiliates and present and former and direct or indirect partners, members and equity holders, directors, managers, officers, employees, principals, trustees, representatives, agents, predecessors, successors, assigns, beneficiaries, heirs, executors, insurers and attorneys for any and all purposes, from any and all actions, claims, liabilities, losses, orders and causes of action of every kind and nature whatsoever and obligations owed to me by the Company of any kind or nature whatsoever, whether arising under any contract or otherwise, whether or not currently known, and whether fixed or contingent, that arise out of or are related to the Equity Interest (including Options) held by each Equity Holder or Optionee now or in the future, including without limitation, the treatment of such Equity Interests (including Options) contemplated pursuant to the Business Combination Agreement.

1.9.    Optionees’ Undertaking.

a)

In the event that, prior to the Pre-Closing Exchange (as defined in the Business Combination Agreement), any Optionee exercises any of his or her Options under the Company Share Plan, such Optionee will automatically become an Equity Holder under the terms of this Agreement and will be treated as an Equity Holder for all purposes of this Agreement, assuming any and all rights and obligations herein set forth, including, but not limited to, those set forth in Sections 1.1, 1.2, 1.3, 1.7 and 2.2 of this Agreement and each of Schedule A and Schedule B hereto shall be deemed to be updated to include the equity interests underlying each such exercised Option in Schedule A and the number of Shares to be received in respect thereto in Schedule B.

b)	By executing this Agreement, Optionee hereby consents to, and acknowledges and agrees that, pursuant to Section 3.3(a) of the Business Combination Agreement:

i.

if Optionee holds any vested but unexercised Options immediately prior to the Third Effective Time, such Options shall on the Third Effective Time be automatically exercised in full (without any action on part of the Optionee), subject to the terms, and in accordance with the provisions, set forth in the Business Combination Agreement. For that purposes, Optionee hereby expressly agrees to a “net exercise” of his or her Options under the terms of Section 3.3(a)(i) of the Business Combination Agreement, pursuant to which the Company will withhold a number of shares sufficient to satisfy the exercise price applicable to such Options.

ii.

if Optionee holds any unvested Options immediately prior to the Third Effective Time, such Options shall on the Third Effective Time be automatically converted into an option to purchase New PubCo Ordinary Shares, subject to the terms, and in accordance with the provisions, set forth in the Business Combination Agreement.

c)	By executing this Agreement, Optionee hereby consents to, and acknowledges and agrees to the provisions of the Business Combination Agreement, including, but not limited to, Section 3.3(a) thereunder.

1.10.    Call Option.

a)

From the Closing Date until the fifth (5th) anniversary of the Closing Date, DDT Investments Ltd. shall have the right, but not the obligation, to purchase on one or more occasions from Cumorah Group Ltd. an amount of Shares representing up to five percent (5%) of the outstanding Shares (each, a “Cumorah Group Ltd. Call”), upon the terms and conditions set forth in this paragraph. The Cumorah Group Ltd. Call may be exercised by DDT Investments Ltd. by written notice to Cumorah Group Ltd. (each, a “Cumorah Group Ltd. Call Notice”). The price payable for the Shares to be purchased under the Cumorah Group Ltd. Call shall be Ten U.S. Dollars (USD $10.00) per Share and shall be payable within fifteen (15) days of receipt by Cumorah Group Ltd. of the Cumorah Group Ltd. Call Notice. Cumorah Group Ltd. shall deliver to DDT Investments Ltd. the Shares to be purchased under the Cumorah Group Ltd. Call on the same date that Cumorah Group Ltd. received the purchase price for the Shares to be purchased under the Cumorah Group Ltd. Call.

b)

From the Closing Date until the fifth (5th) anniversary of the Closing Date, DDT Investments Ltd. shall have the right, but not the obligation, to purchase on one or more occasions from ETZ Chaim Investments Ltd. an amount of Shares representing up to five percent (5%) of the outstanding Shares (each, a “ETZ Chaim Investments Ltd. Call”), upon the terms and conditions set forth in this paragraph. The ETZ Chaim Investments Ltd. Call may be exercised by DDT Investments Ltd. by written notice to ETZ Chaim Investments Ltd. (each, a “ETZ Chaim Investments Ltd. Call Notice”). The price payable for the Shares to be purchased under the ETZ Chaim Investments Ltd. Call shall be Ten U.S. Dollars (USD $10.00) per Share and shall be payable within fifteen (15) days of receipt by ETZ Chaim Investments Ltd. of the ETZ Chaim Investments Ltd. Call Notice. ETZ Chaim Investments Ltd. shall deliver to DDT Investments Ltd. the Shares to be purchased under the ETZ Chaim Investments Ltd. Call on the same date that ETZ Chaim Investments Ltd. received the purchase price for the Shares to be purchased under the ETZ Chaim Investments Ltd. Call.

c)	For purposes of this Section 1.10, “Shares” shall mean New PubCo Ordinary Shares (as defined in the Business Combination Agreement).

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE EQUITY HOLDER

2.1.    Each Equity Holder (including for purposes of this Article II, each Optionee) hereby represents and warrants to Newco, SPAC and New PubCo that:

a)

Title. Each Equity Holder and Optionee holds good, valid and marketable title to the Equity Interests and Options set forth opposite the Equity Holder’s name on Schedule A, free and clear of any mortgage, pledge, security interest, conditional sale or other title retention agreement, encumbrance, lien, easement, option, debt, charge, claim or restriction of any kind except as set forth in Schedule A.

b)

Authorization. Each Equity Holder and Optionee has full power and authority (including any spouse consent) to enter into this Agreement, and this Agreement, assuming the due authorization, execution and delivery of this Agreement by all other parties, constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

c)

No Conflict. Neither the execution and delivery of this Agreement by the Equity Holder nor the performance of the Equity Holder’s obligations hereunder (i) violates any provision of any Legal Requirements applicable to the Equity Holder, (ii) if the Equity Holder is not an individual, would, directly or indirectly, result in any breach of any provision of the Equity Holder’s Governing Documents, (iii) conflicts with, result in a breach under or give rise to any right of termination of any document, agreement or instrument to which the Equity

Holder is a party, or (iv) result in the creation or imposition of any mortgage, pledge, security interest, conditional sale or other title retention agreement, encumbrance, lien, easement, option, debt, charge, claim or restriction of any kind upon the Equity Interests.

d)

No Consents. No consent, waiver, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any court, administrative agency or commission or any other governmental authority, instrumentality, agency or commission or any third party (including a party to any agreement with the Equity Holder, the Optionee or any spouse consent), is required by or with respect to the delivery of this Agreement and the consummation of the transactions contemplated hereby.

e)

Ownership. The Equity Holder is the beneficial and record owner of the Equity Interests set forth next to the Equity Holder’s name on Schedule A. The Equity Interests and Options set forth on Schedule A collectively constitute 100% of the Equity Holder’s interest in the Company and the Equity Holder does not own, beneficially or of record, any other equity, equity-linked or similar securities of the Company or any of its Subsidiaries or have the right to acquire any equity, equity-linked or similar securities of the Company or any of its Subsidiaries. The Equity Holder acknowledges that the Equity Holder’s agreement to contribute all of the equity securities of the Company held by the Equity Holder is a material inducement to NewCo’s willingness to issue to the Equity Holder, or to the respective wholly owned subsidiary if applicable, the Shares. As such, if after the execution of this Agreement it is discovered that the Equity Holder is directly or indirectly the owner of any additional membership, equity or ownership interests not reflected next to the Equity Holder’s name on Schedule A (an “Undisclosed Interest”), the Equity Holder hereby agrees to contribute, assign, transfer, convey and deliver to Newco all of the Equity Holder’s right, title and interest in and to such Undisclosed Interest. By executing this Agreement, each Equity Holder further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any person, with respect to any of the Equity Interests, except as disclosed in Schedule A. The Equity Holder has the sole right to vote (and provide consent in respect of, as applicable) the Equity Interests set forth next to the Equity Holder’s name on Schedule A and, except for this Agreement, the Business Combination Agreement and as disclosed in Schedule A, the Equity Holder is not party to or bound by (i) any option, warrant, purchase right, or other Contract that could (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require the Equity Holder to Transfer any of the Equity Interests or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of any of the Equity Interests.

f)

There is no Legal Proceeding pending or, to the Equity Holder’s knowledge, threatened against or involving the Equity Holder or any of his, her or its Affiliates that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of the Equity Holder to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.

g)

There is no Order or Legal Requirement issued by any court of competent jurisdiction or other Governmental Entity, or other legal restraint or prohibition relating to the Equity Holder or any of his, her or its Affiliates that could reasonably be expected to adversely affect the ability of the Equity Holder to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.1.    The Company hereby represents and warrants to each Equity Holder that:

a)

Organization. The Company is a closely held company, duly organized, validly existing and in good standing under the laws of the Federative Republic of Brazil and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. As of the Effective Date, the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

b)

Authorization. The Company has full power and authority to enter into this Agreement, and this Agreement, assuming the due authorization, execution and delivery of this Agreement by all other parties, constitutes a valid and legally binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy Legal Requirements, other similar Legal Requirements affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

c)

No Conflict. Neither the execution and delivery of this Agreement by the Company nor the performance of the Company’s obligations hereunder violates any provision of law applicable to the Company or conflicts with any document, agreement or instrument to which the Company is a party.

ARTICLE IV

MISCELLANEOUS

4.1.    Notices. All notifications, consents, requests and/or other notices set out in this Agreement shall only be deemed valid and effective when made in writing and sent by letter with delivery receipt requested or by e-mail with return receipt requested. The notifications, consents, requests and/or other notices shall be sent to the numbers, e-mails and addresses indicated in Schedule D, which may be amended at any time by each party upon written notice to the other parties.

4.2.    Assignment. No Party or Optionee shall assign or delegate (in whole or in part) its rights or obligations under this Agreement without the prior written consent of the other Parties.

4.3.    Binding Nature. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns and shall be enforceable by the Parties hereto and their respective successors and permitted assigns.

4.4.    Enforcement Instrument and Specific Performance. All obligations assumed herein are irrevocable and irreversible and subject to specific performance. The aggrieved party is entitled to resort to any action or judicial or extrajudicial proceeding to have this Agreement observed and all obligations assumed herein fulfilled, and any party may file suit against the defaulting party, seeking (i) specific performance of obligations; and/or (ii) indemnification for losses. This Agreement constitutes an extrajudicial enforcement instrument, pursuant to article 784, III, of the Brazilian Code of Civil Procedure.

4.5.    Digital Signatures. The parties represent and agree that this Agreement may be signed using DocuSign® provided by DocuSign, Inc. (“Digital Signature System”). The parties acknowledge the truthfulness, authenticity, integrity, effectiveness and efficacy of this Agreement and its terms, including its exhibits, and of the Digital Signature System, even if without the digital certificate issued by the Brazilian Public Keys Infrastructure (Infraestrutura de Chaves Públicas Brasileira – ICP-Brazil). Regardless of any delay by any of the parties to provide their digital signatures in this document, the parties represent and acknowledge that the rights and obligations provided herein shall be deemed valid, effective and enforceable as of the date of signature indicated in the body of this document.

4.6.    Termination. This Agreement shall automatically terminate upon the earliest to occur of (a) the Closing and (b) the date on which the Business Combination Agreement is terminated for any reason in accordance with its terms. In the event of a valid termination of the Business Combination Agreement, this Agreement shall be of no force and effect. No such termination or reversion shall relieve any Equity Holder from any obligation accruing, or liability resulting from an intentional breach of this Agreement occurring prior to such termination or reversion

4.7.    Amendment. This Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of the Parties; provided that Section 1.10.a) may only be amended by execution of an instrument in writing signed on behalf of DDT Investments Ltd. and Cumorah Group Ltd.; provided that Section 1.10.b) may only be amended by execution of an instrument in writing signed on behalf of DDT Investments Ltd. and ETZ Chaim Investments Ltd..

ARTICLE V

GOVERNING LAW AND JURISDICTION

5.1.    Governing Law. This Agreement, the rights and obligations of the parties hereunder shall be governed by, enforced and interpreted, in accordance with the laws of the Federative Republic of Brazil.

5.2.    Disputes. The parties and their successors shall exert their best efforts to solve on an amicable basis any disputes, differences or claims related to this Agreement.

5.3.    Jurisdiction. Without prejudice to Section 11.8 of the Business Combination Agreement, which remains valid and in force, any and all dispute arising out of or in connection with this Agreement, including without limitation, any issue related to its existence, validity, enforceability, formation, interpretation, performance and/or termination, which may not be solved on an amicable basis by the parties and/or the Company, as applicable, shall be finally settled in the courts of the city of São Paulo, State of São Paulo, Brazil.

[Page intentionally left in blank. Signature pages follow.]

IN WITNESS WHEREOF, the Parties have executed and delivered this Exchange Agreement as of the date first above written.

ALPHA CAPITAL ACQUISITION COMPANY

By:
Name: Rafael Steinhauser
Title: President

ALPHA CAPITAL HOLDCO COMPANY

By:
Name: Rafael Steinhauser
Title: Authorized Signatory

SEMANTIX TECNOLOGIA EM SISTEMA DE INFORMAÇÃO S.A.

By:
Name: Leonardo dos Santos Poça D´Água
Title: Chief Executive Officer

SEMANTIX TECNOLOGIA EM SISTEMA DE INFORMAÇÃO S.A.

By:
Name: Adriano Alcalde
Title: Chief Financial Officer

[Signature Page to Exchange Agreement]